UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6

(Address of principal executive offices and Zip Code)

604.707.5800

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007, Steve Bajic resigned as our Secretary, Treasurer and as a member of our company’s board of directors. There were no disagreements among Mr. Bajic, our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices and there were no disagreements on any matter relating to the resignation of Mr. Bajic as a director and officer of our company.

On April 30, 2007, we appointed Dr. Dale R. Pfost to our board of directors. Our board of directors now consists of Joel Bellenson, Dexster Smith, Philip Rice, and Dr. Dale Pfost. Dexster Smith, who currently acts as our President, has been appointed Secretary and Treasurer of our company as of April 30, 2007 following the resignation of Steve Bajic.

Dr. Dale Pfost is currently the President of Opko Health, Inc. and prior to its merger, served as the President, Chief Executive Officer and Chairman of Acuity Pharmaceuticals from 2003 through March 2007. Dr. Pfost served as President, Chief Executive Officer and Chairman of Orchid BioSciences from 1996 through 2002. From 1988 until 1996, Dr. Pfost served as President, Chief Executive Officer and Managing Director of Oxford GlycoSciences, where he was the founding Chief Executive Officer. Dr. Pfost was the founder and President of Infitek, Inc. from 1982 through 1984 until it was acquired by SmithKline Beckman where Dr. Pfost served in varying levels of increasing responsibilities through 1988.

Item 8.01 Other Events.

On April 30, 2007, we issued a press release announcing the appointment of Dr. Dale Pfost, a copy of which is attached to this current report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated April 30, 2007 regarding appointment of Dr. Dale Pfost.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

Joel Bellenson

Chief Executive Officer

Date: April 30, 2007